Exhibit 10.57

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) effective as of September 18, 2025 (the “Amendment Effective Date”) amends that certain Loan and Security Agreement effective as of March 30, 2023 among Innventure LLC, a Delaware limited liability company (the “Lender”), Accelsius Holdings LLC, a Delaware limited liability company (the “Borrower”), and Accelsius LLC, a Delaware limited liability company (the “Guarantor” and together with the Borrower, the “Loan Parties”), as amended on December 13, 2023, April 10, 2024, July 1, 2024 and April 1, 2025 (the “Agreement”). Capitalized terms not defined herein shall have the meanings as set forth in the Agreement.

In consideration of the mutual agreements contained in this Amendment and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.
Conversion of Accrued Interest. The Parties hereby agree that on Amendment Effective Date $549,811.54 of accrued interest on the Agreement will convert into 45,159 Series A Units of Borrower (the “Specified Interest Conversion”).

2.
Amendment of Section 2.7. Effective immediately following the Specified Conversion on the Amendment Effective Date, the Agreement is hereby amended to delete Section 2.7(a) in its entirety and replace it with the following:

“(a) At the option of the Lender, in lieu of any repayment pursuant to Section 2.2, whether full or partial, mandatory or permitted, the portion of the then-outstanding principal amount of the Term Loans being repaid and any and all unpaid accrued interest and any fees and expenses owed by the Borrower hereunder shall convert (a “Conversion”) in whole into units of the Next Equity Securities at a price per unit equal to 100% of the price per unit of Next Equity Securities that are issued and sold by the Borrower in the Qualified Financing (a “Subsequent Equity Conversion”).”

3.
Conflicts. To the extent of any conflict of this Amendment with the terms and conditions of the Agreement, this Amendment shall govern. Except as specifically set forth in this Amendment, all other provisions of the Agreement are hereby ratified and confirmed in their entirety.

4.
Entire Agreement. This Amendment contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understanding or agreements among the Parties related to the subject matter hereof, whether written or oral.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

ACCELSIUS HOLDINGS LLC

By:	/s/ Joshua Claman
Name:	Joshua Claman
Title:	CEO

ACCELSIUS LLC

By:	/s/ Joshua Claman
Name:	Joshua Claman
Title:	CEO

INNVENTURE LLC

By:	/s/ Gregory W. Haskell
Name:	Gregory W. Haskell
Title:	CEO